Exhibit 16.1

February 18, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Crown Castle International Corp. (the Company) and, under the date of February 15, 2011, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2010 and 2009, and the effectiveness of internal control over financial reporting as of December 31, 2010. On December 8, 2010, we were notified that the Company engaged PricewaterhouseCoopers (PwC) as its principal accountant for the year ending December 31, 2011 and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, and the issuance of our reports thereon. On February 15, 2011, we completed our audit and the auditor-client relationship ceased. We have read the Company’s statements included under Item 4.01 of its Form 8-K/A dated February 18, 2011, and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statement that during the fiscal years ended December 31, 2010 and 2009 and the subsequent interim periods through the filing of its Form 8-K/A, neither the Company nor anyone on its behalf consulted PwC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or the effectiveness of internal control over financial reporting, and no written report or oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Very truly yours,